                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    ------

                                   Form 8-K


                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of report:       July 5, 1996
                      ------
Date of earliest
event reported:       June 21, 1996




                         Community Psychiatric Centers
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


   Nevada                            1-7008                     94-1599386
- -------------                -----------------------        ------------------
(State of                    (Commission File Number)       (IRS Employer
Incorporation                                               Identification No.)

5110 West Sahara Avenue, Las Vegas, NV        89102
- ------------------------------------------------------------
(Address of principal executive offices)      (Zip Code)

                     (702) 257-3600
- ----------------------------------------------------
(Registrant's telephone number, including area code)

6600 W. Charleston Boulevard, Suite 118, Las Vegas, NV 89102
- -------------------------------------------------------------
(former name or former address, if changed since last report)

Item 2:   Disposition of Assets:

     On June 21, 1996, Community Psychiatric Centers ("CPC") completed the sale of Priory Hospitals Group ("PHG"), the company's United Kingdom operations, to Foray 911 Limited ("Foray"), a new corporation formed by Mercury Development Capital, a division of Mercury Asset Management plc ("Mercury"), and other investors for the purpose of acquiring PHG. After payment of taxes, severance costs, employee performance bonuses, transaction fees and PHG's debt, net proceeds are expected to be approximately $97 million, which includes a $4.6 million 15% subordinated note due 2009 issued by Foray. Interest is payable quarterly, with none, 1/3, 2/3, and all of the annual interest being payable in cash through November 30, 1997, 1998, 2001, and thereafter, respectively, and the amount of accrued interest being payable upon each of the principal payment dates. The principal amount of the note is to be re-paid in equal annual installments beginning on June 30, 2004 with the final payment due on June 30, 2009. The total purchase price was approximately $135 million. Net proceeds from Mercury's original non-binding offer, as reported on April 16, were estimated at approximately $99 million. In addition, excluded from the sale was PHG's startup secured training centers business, being developed under the name Youth Services Ltd. ("YSL"), which CPC and a 20% joint venture partner intend to develop in the U.K.

     Upon receipt of the proceeds from the sale, the Company repaid $50 million of outstanding bank debt which bore interest at an effective rate of approximately 8%.

     PHG operates 15 freestanding acute psychiatric hospitals and chemical dependency facilities comprising 698 beds, including one 42-bed hospital that was 50% owned by CPC. In addition, PHG manages a 13-bed psychiatric unit, a 10-bed secured residential clinic and two 13-station kidney dialysis units for the British government's National Health Service. Uses of the proceeds from the sale of PHG being contemplated by CPC include the expansion of THC operations, repayment of additional bank borrowings, general corporate purposes and other measures which management believes would facilitate CPC's growth, strengthen its balance sheet and enhance stockholder value.

Item 5.   Other Events.
          ------------

     On June 21, 1996 the Board of Directors of Community Psychiatric Centers (the "Company") declared a dividend of one preferred stock purchase right (the "Rights") on each outstanding share of Company common stock, $1.00 par value per share (the "Common Stock"), payable to stockholders of record on July 16, 1996. Each Right will entitle the holder thereof after the Rights become exercisable and until June 20, 2006 (or the earlier redemption, exchange or termination of the Rights), to buy one one-hundredth of a share of Series B Junior Participating Preferred Stock (the "Preferred Stock") at an exercise price of $45.00, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) the tenth day after the public announcement that a Person or group has become an Acquiring Person (a Person who has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock), or (ii) the tenth day after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Stock (the earlier of (i) and (ii) being called herein the "Distribution Date"). Prior to the Distribution Date, the Board of Directors has the power, under certain circumstances, to postpone the Distribution Date. Separate certificates representing the Rights will be mailed to holders of the Common Stock as of the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Stock. The Rights will at no time have any voting rights.

     In the event that a Person were to become an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Stock approved by the Board of Directors of the Company) or if the Company were the surviving corporation in a merger and its Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then-current exercise price of one Right. With certain exceptions, in the event that (i) the Company were acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows certain cash offers for all outstanding Common Stock approved by the Board) or (ii) more than 50% of the Company's assets or earning power were sold, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then-current exercise price of one Right.

     At any time after a Person has become an Acquiring Person and prior to the acquisition of 50% or more of the then-outstanding Common Stock by such Acquiring Person, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of shares of Common Stock having an aggregate value equal to the excess of the value of the Common Stock issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price.

     The Rights are redeemable at $0.01 per Right prior to the first date of public announcement that a Person or group has become an Acquiring Person. Prior to the expiration of the period during which the Rights may be redeemed, the Board of Directors has the power, under certain circumstances, to extend the redemption period. The Rights will expire on June 20, 2006 (unless earlier redeemed or exchanged). Chase Mellon Shareholder Services is the Rights Agent. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or to lengthen or shorten the redemption period shall require the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement).

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid or, in case regular periodic dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above). No adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     As of May 31, 1996, there were 44,395,753 shares of Common Stock outstanding and 1,128,000 shares were reserved for distribution under the Company's 1989 Stock Incentive Plan and the Company's Combined Stock Option Plan for Key Employees. One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on July 16, 1996. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. Approximately 1,000,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a Person or group has become an Acquiring Person, as the Rights may be redeemed by the Company at $0.01 per Right prior to such time.

     The Rights Agreement, dated as of June 21, 1996, between the Company and the Rights Agent specifying the terms of the Rights, and the form of a letter to be sent to the holders of the Company's Common Stock explaining the Rights, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

Item 7.  Exhibits.
         --------

     1. Agreement between Community Psychiatric Centers and Foray 911 Limited, dated as of June 21, 1996, related to the sale of the entire issued share capital of CPC (Londinium) Limited. The Agreement contains certain attachments designated as "Approved Form Documents" which are not included in this filing. The Company will furnish supplementally a copy of any omitted attachment to the Commission upon request.

     2. The Series A Loan Note dated June 21, 1996, made by Foray 911 Limited and payable to Community Psychiatric Centers in the amount of 3 million British Pounds.

     3. Inter-Creditor Agreement between the Royal Bank of Scotland, Mercury Asset Management PLC, Foray 911 Limited and Community Psychiatric Centers.

     4. Rights Agreement, dated as of June 21, 1996, between Community Psychiatric Centers and Chase Mellon Shareholder Services.

     5. Form of Letter to the holders of Community Psychiatric Centers Common Stock.

Item 7.  Financial Statements:

     The following unaudited pro forma financial data gives effect to the sale of PHG as described in Item 2, as if the sale occurred as of November 30, 1994 for purposes of the unaudited Pro Forma Condensed Combined Statements of Operations and as of February 29, 1996 for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet. The unaudited pro forma condensed combined financial statements are based on historical audited financial statements for the year ended November 30, 1995 and the unaudited financial statements as of and for the three months ended February 29, 1996.

     Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma financial information presented herein is not necessarily indicative of the results of operations or financial position that CPC would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of CPC. The unaudited pro forma financial statements should be read in conjunction with the audited financial statements for the year ended November 30, 1995 included in CPC's Form 10-K and the unaudited financial statements for the three months ended February 29, 1996 included in CPC's Form 10-Q.


                                                                            CPC
                                                     Pro Forma Condensed Combined Statements of Operations
                                                          (in thousands, except per share amounts)
                                                                        (unaudited)


                                Three months ended February 29, 1996                  Year Ended November 30, 1995
                               -------------------------------------              -------------------------------------
                                                UK                                                 UK
                                            Operations                 Pro Forma               Operations                Pro Forma
                                             Divested     Pro Forma       as                    Divested     Pro Forma       as
                               Historical       (A)      Adjustments   Adjusted   Historical       (A)      Adjustments   Adjusted
                               ------------------------------------------------   ------------------------------------------------
Revenues:
Net operating revenues         $123,409      $(15,254)      $          $108,155    $506,663    $(63,319)        $        $443,344
Investment and other income         486                       173(B)        659       2,513                      693(B)     3,206
                               ------------------------------------------------   -----------------------------------------------
                                123,895       (15,254)        173       108,814     509,176     (63,319)         693      446,550
Costs and expenses:
Operating expense                97,393       (10,837)                   86,556     384,818     (41,597)                  343,221
General & administrative
  expense                         7,935        (1,016)                    6,919      39,444      (3,338)                   36,106
Bad debt expense                  4,703          (150)                    4,553      28,732        (504)                   28,228
Depreciation & amortization       5,643          (857)                    4,786      23,344      (3,215)                   20,129
Interest expense                  1,373          (295)                    1,078       5,256        (632)                    4,624
Settlement costs                                                              0      45,985                                45,985
Impairment loss                                                               0      46,021                                46,021
Restructuring charge                843                                     843       2,110                                 2,110
                               ------------------------------------------------   -----------------------------------------------
                                117,890       (13,155)                  104,735     575,710     (49,286)                  526,424
                               ------------------------------------------------   -----------------------------------------------
Income (loss) before taxes        6,005        (2,099)        173         4,079     (66,534)    (14,033)         693      (79,874)
Income taxes (credit)             2,282          (735)         66(C)      1,613     (24,902)     (4,912)         265(C)   (29,549)
                               ------------------------------------------------   -----------------------------------------------
Net income (loss)              $  3,723      $ (1,364)       $107      $  2,466    $(41,632)   $ (9,121)        $428     $(50,325)

Net income (loss) per share    $   0.09                                $   0.06    $  (0.95)                             $  (1.15)

Weighted average shares          43,702                                  43,702      43,642                                43,642
  outstanding


   See notes to unaudited proforma condensed combined financial statements.

                                      CPC
                  Pro Forma Condensed Combined Balance Sheet
                                  (Unaudited)

                                                             As of February 29, 1996
                                                 ------------------------------------------------
                                                                       UK
                                                                    Operations
                                                 Historical          Divested(A)        Pro Forma
                                                 ------------------------------------------------
                                                      (In thousands, except par value data)
Assets:
Current assets:
Cash and cash equivalents                          $  7,209          $ 89,626            $ 96,835
Accounts receivable less allowance for
   doubtful accounts                                119,136           (11,340)            107,796
Receivable from third parties under
   reimbursement contracts                            5,196                                 5,196
Prepaid expenses and other current assets            19,038            (2,324)             16,714
Property held for sale                               19,169                                19,169

Refundable and deferred income taxes                 18,754                                18,754
                                                 ------------------------------------------------
     Total current assets                           188,502            75,962             264,464

Property, buildings and equipment, at cost
   less accumulated depreciation                    354,223           (57,899)            296,324

Deferred income taxes                                21,218                                21,218
Other assets                                         27,573             1,569              29,142

Goodwill                                              8,799            (4,557)              4,242
                                                 ------------------------------------------------
                                                   $600,315          $ 15,075            $615,390

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable & accrued expenses                $ 46,781          $ (6,824)           $ 39,957
Income taxes payable                                  8,814            (5,131)              3,683
Current maturities on long-term debt                 68,758            (5,102)             63,656
Accrued restructuring charges                         1,875                                 1,875
                                                 ------------------------------------------------
     Total current liabilities                      126,228           (17,057)            109,171

Long-term debt                                       31,328            (8,929)             22,399

Deferred compensation                                 2,013                                 2,013
Deferred income taxes                                17,007            (2,322)             14,685

Obligation to be settled in common stock             21,250                                21,250

Common Stock, par value $1 a share;
   authorized 100,000 shares; issued
   46,856 shares                                     46,856                                46,856

Other Stockholders' equity                          355,633            43,383             399,016
                                                 ------------------------------------------------
                                                   $600,315          $ 15,075            $615,390

   See notes to unaudited pro forma condensed combined financial statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Financial Statements reflect all adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the periods presented. These statements do not include certain disclosures required under generally accepted accounting principles and, therefore, should be read in conjunction with the financial statements and notes thereto included in the Form 10-K of CPC for the year ended November 30, 1995. The accounting principles used in preparing these financial statements are the same as the principles described in those statements. The results for interim periods are not necessarily indicative of trends or of results to be expected for a full year.

     The adjustments to arrive at the Unaudited Pro Forma Combined Financial Statements are as follows:

     (A) To reflect the divestiture of Priory Hospitals Group ("PHG"), the Company's United Kingdom operations. After payment of taxes, severance costs, employee performance bonuses, transaction fees and PHG's debt, net proceeds are expected to be approximately $97 million, which includes a $4.6 million 15% subordinated note due 2009 issued by the buyer. CPC expects to record a net gain of approximately $42 million after income taxes and other divestiture costs. The net gain of $43.4 million reflected in the unaudited balance sheet represents the gain that would have been recorded if the sale had occurred on February 29, 1996. For the quarter ended February 29, 1996 and fiscal year 1995, the divested international operations generated net operating revenues of $15.3 million and $63.3 million and net income of $1.4 million and $9.1 million, respectively. Capital expenditures and acquisitions related to these operations totalled $3.0 million for the quarter ended February 29, 1996 and $11.3 million for fiscal year 1995.

     (B) To reflect interest income on the $4.6 million note due from Foray at an annual interest rate of 15%.

     (C) To reflect income taxes at CPC's effective tax rate of 38.2%.

                                 EXHIBIT INDEX

     1. Agreement between Community Psychiatric Centers and Foray 911 Limited, dated as of June 21, 1996, related to the sale of the entire issued share capital of CPC (Londinium) Limited.

     2. The Series A Loan Note, dated June 21, 1996, made by Foray 911 Limited and payable to Community Psychiatric Centers in the amount of 3,000 British Pounds.

     3. Inter-Creditor Agreement between the Royal Bank of Scotland, Mercury Asset Management PLC, Foray 911 Limited and Community Psychiatric Centers.

     4. Rights Agreement dated as of June 21, 1996 between Community Psychiatric Centers and Chase Mellon Shareholder Services, which includes the form of Certificate of Resolution Establishing Designations, Preferences and Rights of Series B Junior Participating Preferred Stock of Community Psychiatric Centers as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

     5. Form of Letter to the holders of Community Psychiatric Centers Common Stock.

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMMUNITY PSYCHIATRIC CENTERS

Dated: July 5, 1996                    By Wendy Simpson
                                          ---------------------------
                                          Chief Financial Officer